Exhibit 10.4
Wella WINS
2025 RSU Plan Rules (All Managers)
WELLA MANAGEMENT EQUITY PROGRAM: WINS
2025 RSU Management Equity Incentive Plan
RSU PLAN RULES (ALL MANAGERS)
ADOPTED 12 JUNE 2025
1.GENERAL
1.1In connection with the management incentive plan established by the Company pursuant to the Management Shareholders’ Agreement (the “MEP”), Wella has created the Plan for Employees. The Plan is effective from the Effective Date and gives Employees an opportunity to directly/indirectly acquire shares of the Company and thereby to participate in the future long-term success and prosperity of the Wella Group.
1.2These Rules have been approved by the Bidco Board and determine the rules for all of the Awards made under the Plan.
1.3The Plan shall be administered by the Company Board or any other person or persons acting under delegated authority from the Company Board from time to time.
2.DEFINITIONS AND INTERPRETATION
2.1In these Rules, unless otherwise defined:
Articles means the articles of association of the Company from time to time.
Award means an award of an RSU under the Plan.
Award Certificate means a certificate setting out the terms of an Award in accordance with Rule 3.2(a), substantially in the form set out in Schedule 1 or Schedule 2 (as applicable) to these Rules, with such amendments as the Company Board may determine to be appropriate or desirable from time to time in relation to any particular Award.
Award Holder means an Employee who holds an Award.
Bidco means Rainbow UK Bidco Limited.
Bidco Board means the board of directors of Bidco from time to time.
Business Day means any day of the week other than a Saturday, Sunday or public holidays in England and Wales, Jersey, the Grand Duchy of Luxembourg and New York.
Cessation Date means the date the Award Holder ceases to be an Employee or if earlier (and if applicable) the date that he or she is placed on gardening leave.
Change of Control Transaction has the meaning given in the Management Shareholders’ Agreement.
Class 3 Ordinary Shares means the class 3 ordinary shares in the capital of the Company, with the rights and subject to the restrictions set out in the Articles.
Class 4 Ordinary Shares means the class 4 ordinary shares in the capital of the Company, with the rights and subject to the restrictions set out in the Articles.

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2025 RSU Plan Rules (All Managers)
Closing Price means the closing middle market quotation for one IPO Security on the principal securities exchange or security market on which the IPO Securities are then traded on the most recent day prior to Vesting of such RSUs on which the IPO Securities are actually traded on such exchange or market.
Company means Rainbow Capital Group Limited, a private limited company incorporated under the laws of Jersey, having its registered office at 2nd Floor, Sir Walter Raleigh House, 48-50 Esplanade, St. Helier, Jersey JE2 3QB and with registered company number 131574.
Company Board means the board of directors of the Company from time to time.
Deed of Adherence means a deed of adherence to the Management Shareholders’ Agreement substantially in the form set out in Schedule F thereto or in such other form as shall be approved by the KKR Investor.
Direct Manager has the meaning given in the Management Shareholders’ Agreement.
Dragged Manager has the meaning given in the Management Shareholders’ Agreement.
Effective Date means the date that these Rules are approved and adopted by the Bidco Board.
Employee means any individual who is an employee or director of, or consultant to, a member of the Wella Group.
Fair Market Value has the meaning given in the Management Shareholders’ Agreement.
Good Leaver has the meaning given in the Management Shareholders’ Agreement.
Grant Date means the date set out in the Award Certificate.
Group Company means any member of the Wella Group.
Indirect Manager has the meaning given in the Management Shareholders’ Agreement.
Intermediate Leaver has the meaning given in the Management Shareholders’ Agreement.
IPO has the meaning given in the Management Shareholders’ Agreement.
IPO Entity has the meaning given in the Management Shareholders’ Agreement.
IPO Price has the meaning given in Rule 4.4.
IPO Securities has the meaning given in the Management Shareholders’ Agreement.
KKR Investor means KKR Rainbow Aggregator (Asset) L.P., an Ontario limited partnership, represented by its general partner, KKR Rainbow Aggregator (Asset) GP.
Leaver has the meaning given in the Management Shareholders’ Agreement.
Liquidity Event has the meaning given in Rule 4.3.
Liquidity Event Requirement has the meaning given in Rule 4.3.
Lux Manco means either (a) Wella Lux Manco S.C.Sp, a special limited partnership organised under the laws of the Grand Duchy of Luxembourg, registered with the Luxembourg trade companies register under number B253279, having its registered office at 2 rue Edward
Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg and acting through its general partner, Wella Lux Manco GP S.à r.l, or (b) Wella Lux Manco 2 S.C.Sp, a special limited partnership organised under the laws of the Grand Duchy of Luxembourg, registered with the Luxembourg trade companies register under

Wella WINS
2025 RSU Plan Rules (All Managers)
number B268561 having its registered office at 2 rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg and acting through its general partner, Wella Lux Manco GP S.à r.l, or both, as the context requires.
Lux Manco 3 Securities means a class of ordinary limited partnership units of Lux Manco of a nominal value of €0.01 each and which economically track underlying Class 3 Ordinary Shares.
Lux Manco 4 Securities means a class of ordinary limited partnership units of Lux Manco of a nominal value of €0.01 each and which economically track underlying Class 4 Ordinary Shares.
Lux Manco LPA has the meaning given in the Management Shareholders’ Agreement.
Lux Manco Securities means Lux Manco 3 Securities or Lux Manco 4 Securities, as stated in an Award Certificate.
Management Shareholders’ Agreement means the shareholders’ agreement relating to the Company dated 31 March 2021 between, among others, the KKR Investor, the Company, Rainbow JVCo Limited, Bidco, the Trustee, Wella Lux Manco GP S.à r.l. and Lux Manco, as may be amended and/or restated from time to time.
Plan means the RSU management equity incentive plan of the Wella Group constituted and governed by these Rules, as amended from time to time.
Proposed Sale has the meaning given in the Management Shareholders’ Agreement.
Relevant Restriction means a restriction stated in an Award Certificate that applies to Shares or Lux Manco Securities issued or transferred pursuant to such Award.
RSU means a right to acquire a specified number of Shares (where the Award Holder is a Direct Manager) or Lux Manco Securities (where the Award Holder is an Indirect Manager) for its respective nominal value under the Plan, subject to the Rules.
Rules means these rules constituting and governing the Plan, as amended from time to time, and Rule means any of them.
Sale has the meaning given in the Management Shareholders’ Agreement.
Sell-to-Cover Method has the meaning given in Rule 5.1.
Shares means Class 3 Ordinary Shares or Class 4 Ordinary Shares as stated in an Award Certificate.
Subsidiary means a subsidiary as defined in section 1159 of the Companies Act 2006.
Tag-Along Percentage has the meaning given in the Management Shareholders’ Agreement.
Tagging Shares means the number of Shares determined by (a) the Tag-Along Percentage, multiplied by (b) the aggregate number of Shares owned beneficially or indirectly by the Award Holder plus any Shares or Lux Manco Securities (as applicable) subject to an Award
(notwithstanding such Shares or Lux Manco Securities have not been issued and allotted by the Company or Lux Manco).
Time Vesting Requirement has the meaning given in Rule 4.2.
Transfer or Transferred has the meaning given in the Management Shareholders’ Agreement.
Trust Deed has the meaning given in the Management Shareholders’ Agreement.

Wella WINS
2025 RSU Plan Rules (All Managers)
Trustee has the meaning given in the Management Shareholders’ Agreement.
Vest means that the Award Holder is entitled to beneficial ownership of the Shares the subject of an Award in accordance with Rule 4 (Vesting), and Vested or Vesting should be read accordingly.
Vesting Date means the date on which Vesting takes place and is determined in accordance with Rule 4.1.
Wella Group means the Company and its direct and indirect Subsidiaries from time to time.
2.2In these Rules, a reference to:
(a)the Rules, or to any other agreement or document referred to in the Rules, is a reference to the Rules or such other agreement or document as varied or novated (in each case, other than in breach of the Rules) from time to time;
(b)“includes” or “including” or words of similar meaning, unless specified otherwise, shall be deemed to be followed by the words “without limitation”;
(c)a statutory provision includes a reference to the statutory provision as modified or re-enacted or both from time to time before the Effective Date and any subordinate legislation made under the statutory provision (as so modified or re-enacted or both) before the Effective Date; and
(d)the singular shall include the plural and vice versa.
2.3Rule headings shall not affect the interpretation of the Rules.
2.4The terms of these Rules shall apply to each Award Holder that is a Direct Manager.
2.5With respect to each Award Holder that is an Indirect Manager:
(a)the reference to “Shares” in these Rules shall be deemed to refer to the Lux Manco Securities as specified in such Award Holder’s Award Certificate (in order that such Award Holder shall have an indirect interest in the same number and corresponding class of Shares issued to Lux Manco);
(b)the reference to “shareholders” in these Rules shall be deemed to refer to limited partners;
(c)unless otherwise specified in these Rules, any reference to the Company doing any thing with respect to Shares shall refer to the Company procuring Lux Manco and Wella Lux Manco GP S.à r.l. in its capacity as general partner of Lux Manco (or any person(s) to whom such board of managers have delegated its powers) to do such thing in relation to Shares and/or Lux Manco Securities; and
(d)the reference to “Company Board” in Rules 3, 4.11 and 12.3 shall be deemed to refer to the board of managers of Wella Lux Manco GP S.à r.l. acting in its capacity as general partner of Lux Manco (or any person(s) to whom such board of managers have delegated its powers).
3.GRANT OF AWARDS
3.1The Company Board may grant an Award to any Employee it chooses with such terms and conditions attached to such Award as it may determine in a manner consistent with the Plan and the MEP, and any such person shall thereafter qualify as an Award Holder under the Plan.
3.2Save as otherwise set out in these Rules or in the Award Certificate:
(a)the Company Board shall grant each Award by executing an Award Certificate;
(b)no amount shall be paid by the Employee for the grant of any Award; and

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2025 RSU Plan Rules (All Managers)
(c)each Award shall Vest in accordance with Rule 4 (Vesting) and the conditions set out therein and in the Award Certificate.
3.3An Award Holder may not transfer or assign, or create any charge or other security interest over any part of an Award or any right arising under it.
3.4Any Award under these Rules is subject to and conditional upon the execution by the Employee of a Deed of Adherence on or prior to the execution of an Award Certificate.
4.VESTING
4.1Save as otherwise set out in these Rules or in the Award Certificate, each RSU shall Vest on the satisfaction of each of the following vesting requirements: (1) a time-based vesting requirement defined below as the “Time Vesting Requirement” and (2) a liquidity event requirement defined below as the “Liquidity Event Requirement”. A RSU shall Vest on the first day that both requirements (the Time Vesting Requirement and the Liquidity Event Requirement) are satisfied.
4.2Time Vesting Requirement
33.33% of the RSUs will satisfy the Time Vesting Requirement on the one-year anniversary of the Grant Date, and 33.33% of the RSUs will satisfy the Time Vesting Requirement on an annual basis thereafter over the following two years, subject to the Award Holder continuing to be an Employee through each applicable Vesting Date, unless the Company determines otherwise (the “Time Vesting Requirement”).
4.3Liquidity Event Requirement
100% of the RSUs will satisfy the Liquidity Event Requirement on the earlier of:
(a)in the case of an IPO, immediately prior to or (at the Company’s election) on such IPO occurring;
(b)in the case of a Sale, immediately prior to such Sale occurring; or
(c)in the case of a Change of Control Transaction, immediately prior to completion of such Change of Control Transaction but solely to the extent provided in Rules 4.6 and 4.7, as applicable,
(each of (a), (b) and (c), a “Liquidity Event,” and the requirement that a Liquidity Event occur before any RSUs Vest, the “Liquidity Event Requirement”).
4.4In the event of an IPO, only the number of RSUs under an Award that have previously satisfied the Time Vesting Requirement shall Vest when the Liquidity Event Requirement is satisfied. Any RSUs under an Award for which the Time Vesting Requirement has not been satisfied will remain subject to the satisfaction of the Time Vesting Requirement and Rule 4.10 in order to Vest after the Liquidity Event Requirement is satisfied. For the avoidance of doubt, any RSUs which shall continue to Vest in accordance with this Rule after an IPO shall relate to such number of IPO Securities as have a value, based on the offer price in the IPO, equal to the value of the Shares that are the subject of the Award as implied by the aggregate value of the entire share capital of the IPO Entity as determined by the Bidco Board and applying the distribution waterfall in Schedule E to the Management Shareholders’ Agreement as if the Vested Awards that are the subject of this Plan and the vested awards that are the subject of any other restricted stock unit plans of the Wella Group, had each been settled by the allotment and issue of the shares to which such awards relate immediately prior to applying such distribution waterfall, i.e., on a fully diluted basis (the value of each Share that is the subject of an Award being the “IPO Price” of such Share).
4.5In the event of a Sale, only the number of RSUs under an Award that have previously satisfied the Time Vesting Requirement shall Vest when the Liquidity Event Requirement is satisfied. Any RSUs under an Award for which the Time Vesting Requirement has not been satisfied will remain subject to the

Wella WINS
2025 RSU Plan Rules (All Managers)
satisfaction of the Time Vesting Requirement and Rule 4.10 in order to Vest after the Liquidity Event Requirement is satisfied.
4.6In the event of a Proposed Sale which results in a Change of Control Transaction in respect of which the KKR Investor or Rainbow Capital has served a Drag-Along Notice in accordance with the Management Shareholders’ Agreement, a proportion of RSUs (including RSUs that have not satisfied the Time Vesting Requirement) under an Award that equals the same proportion of Securities required under clause 5.3(a) of the Management Shareholders’ Agreement to be Transferred by the Dragged Managers shall satisfy the Liquidity Event Requirement in connection with such Change of Control Transaction and, if the Time Vesting Requirement has also been satisfied on or prior to the date of such Change of Control Transaction, shall Vest, with any RSUs for which the Liquidity Event Requirement but not the Time Vesting Requirement was so satisfied remaining subject to the satisfaction of the Time Vesting Requirement and Rule 4.10 in order to Vest.
4.7In the event of a Change of Control Transaction other than where Rule 4.6 applies and the Award Holder has first delivered a Tag-Along Offer in accordance with clause 5.2(d) of the Management Shareholders’ Agreement, only the number of RSUs under an Award that equals (i) the number of Tagging Shares, less (ii) the number of Shares owned beneficially or indirectly by the Award Holder (not including any Shares subject to an Award) shall satisfy the Liquidity Event Requirement in connection with such Change of Control Transaction and, if the Time Vesting Requirement has also been satisfied on or prior to the date of such Change of Control Transaction, shall Vest, with any RSUs for which the Liquidity Event Requirement but not the Time Vesting Requirement was so satisfied remaining subject to the satisfaction of the Time Vesting Requirement and Rule 4.10 in order to Vest.
4.8Any portion of an Award that has not satisfied the Liquidity Event Requirement in accordance with Rule 4.6 or 4.7 on a Change of Control Transaction shall remain unvested until the next eligible Liquidity Event under Rule 4.1.
4.9Notwithstanding any other provision in these Rules:
(a)where an Award Holder is a Good Leaver prior to the occurrence of a Liquidity Event, the Liquidity Event Requirement shall be waived upon the Cessation Date and the number of RSUs under an Award that have satisfied the Time Vesting Requirement as of the Cessation Date shall Vest upon such Award Holder’s Cessation Date;
(b)where an Award Holder is an Intermediate Leaver prior to the occurrence of a Liquidity Event, the Liquidity Event Requirement shall be waived upon the Cessation Date and 50% of the number of RSUs under an Award that have satisfied the Time Vesting Requirement as of the Cessation Date shall Vest upon such Award Holder’s Cessation Date; and
(c)if the purchaser in a Sale or Change of Control Transaction refuses to assume unvested RSUs, all such RSUs shall Vest immediately prior to the closing of such Sale or Change of Control Transaction.
4.10Subject to Rules 4.9(a) and 4.9(b), it is a condition to the Vesting of an Award that the Award Holder must at the time of Vesting continue to be an Employee, unless the Company determines otherwise, and any Awards held by an Employee at the time of leaving the Wella Group shall lapse in accordance with Rule 6.
4.11The Company Board shall notify Award Holders of the Liquidity Event Requirement being satisfied within a reasonable period.
5.SETTLEMENT OF AWARDS
5.1Excluding any RSUs that Vest in accordance with Rule 4.9(b), following the Vesting of an RSU under an Award, the Company shall, at its absolute discretion, elect to (or may at its option, elect to do one of the

Wella WINS
2025 RSU Plan Rules (All Managers)
following with respect to a portion of the Shares and to do the other one of the following with respect to the remaining portion of the Shares):
(a)allot and issue the Shares (or a portion thereof) subject to such Award (or, as appropriate, procure their transfer) to the Award Holder immediately prior to the Liquidity Event occurring or as otherwise determined by the Company Board in accordance with clause 2.6(b)(i) of the Management Shareholders’ Agreement (or, in the case of an Award Holder that is an Indirect Manager and where the allotment and issuance is of Lux Manco Securities, such allotment and issuance to be in accordance with clause 2.6(a)(i) of the Management Shareholders’ Agreement), provided that (i) each such Award Holder shall subscribe for and pay the nominal value of such Shares, (ii) to the extent the Award Holder is an Indirect Manager and has not previously done so, deliver to Lux Manco a deed of adherence to the Lux Manco LPA in the form approved by Lux Manco, and (iii) where the Award Holder is a Direct Manager, shall nominate the Shares to be issued and acquired by the Trustee as nominee for the Award Holder to be held subject to the terms of the Management Shareholders’ Agreement and the Trust Deed (and such Award Holder shall hold the beneficial interest in such Shares);
(b)settle the Vested Award in cash at an amount per Share equal to the exit valuation of a Share less the nominal value (payable by the Company or any of its affiliates), in which case the Company shall not allot and issue the Shares (or a portion thereof) subject to such Award to the Award Holder; and/or
(c)in respect of RSUs vesting immediately prior to or on an IPO, allot and issue to the Award Holder on closing of the IPO such number of IPO Securities as have a value, based on the offer price in the IPO, equal to the IPO Price of the Shares that are the subject of the Award, provided that each such Award Holder shall subscribe for and pay the nominal value of such IPO Securities, provided always that an Award Holder may require the Company (or Lux Manco, as applicable) to partially settle the Vested Award in cash in an amount equal to the likely tax liability on the Vesting or issuance of the Shares subject to such Award; provided, further, that, following an IPO, the Company may instead require that an Award Holder satisfy such tax liability by selling IPO Securities that would otherwise be issued upon Vesting through a formal, broker-assisted cashless program adopted by the Company in connection with the Plan pursuant to this authorisation (the “Sell-to-Cover Method”). In addition to IPO Securities sold to satisfy such tax liability, additional IPO Securities will be sold to satisfy any associated broker or other fees. Only whole IPO Securities will be sold through the Sell-to-Cover Method to satisfy any such tax liability and any associated broker or other fees and the Award Holder shall be required to satisfy any shortfall out of the Award Holder’s personal assets. By accepting an Award, an Award Holder expressly consents to the sale of IPO Securities to cover the tax liability (and any associated broker or other fees) through the Sell-to-Cover Method.
5.2The exit valuation for the purposes of Rule 5.1(b) shall be:
(a)the IPO Price of each relevant Share, for RSUs that Vest immediately prior to or on an IPO, and to the extent applicable, the Closing Price, for RSUs that Vest after an IPO; and
(b)the price per Share to be paid by the buyer of the Group on such Sale or Change of Control Transaction (or otherwise implied by the terms of such Sale or Change of Control Transaction), for RSUs that Vest immediately prior to a Sale or Change of Control Transaction, and to the extent applicable, the Fair Market Value of each relevant Share (as calculated at the time of settlement), for RSUs that Vest after a Sale or Change of Control Transaction.
5.3Following the Vesting of an RSU under an Award in connection with Rule 4.9(b), the Company shall settle the Vested Award in cash at an amount per Share equal to the Fair Market Value of such Share less the nominal value (payable by the Company or any of its affiliates). For the avoidance of doubt, the Company shall not allot and issue the Shares (or a portion thereof) subject to such Award to the Award Holder.

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2025 RSU Plan Rules (All Managers)
5.4The provisions of clause 2.6(b)(ii) of the Management Shareholders’ Agreement shall apply to Shares allotted and issued in accordance with Rule 5.1(a) (and in the case of an Award Holder that is an Indirect Manager, the provisions of clause 2.6(a)(ii) and 2.6(a)(iii) of the Management Shareholders’ Agreement shall apply to Lux Manco Securities allotted and issued in accordance with Rule 5.1(a)).
5.5Shares allotted and issued in accordance with Rule 5.1(a) shall rank equally in all respects with the other shares of the same class in issue at the date of allotment, except for any Relevant Restriction or any rights determined by reference to a date before the date of allotment, and shall be subject to the provisions of the Management Shareholders’ Agreement.
5.6Shares transferred in accordance with Rule 5.1(a) shall be transferred free of any lien, charge or other security interest, other than any Relevant Restriction, and with all rights attaching to them, other than any rights determined by reference to a date before the date of transfer, and shall be subject to the provisions of the Management Shareholders’ Agreement.
5.7Notwithstanding any provision of the Rules or the Plan to the contrary, if the Award Holder is subject to US federal income taxation with respect to the Vesting of an Award, such Vested Award shall be settled in cash, Shares or IPO Securities (as applicable) no later than December 31 in the year in which it Vested.
6.LAPSE OF AWARDS
6.1An Award shall lapse on the earlier of any of the following occurring:
(a)subject to Rule 4.9, if the Award Holder becomes a Leaver;
(b)pursuant to the provisions of Rule 4 (Vesting); or
(c)upon any other event specified in the relevant Award Certificate.
7.TAX LIABILITIES
7.1Each Award Holder shall indemnify the Company, the KKR Investor and each member of the Wella Group, as applicable, and at the direction of the Company, for all income tax and employee’s social security or welfare obligations of the Award Holder when due, in each case to the extent arising as a result of transactions contemplated by an Award or the Plan or the issue, acquisition, vesting or holding and/or disposal of his or her interests in the Company.
7.2It is a condition of the Vesting of any Award that the Award Holder complies with clause 9.1(e) (Tax election) of the Management Shareholders’ Agreement in respect of the Shares to be acquired on the Vesting of an Award, on or before the Vesting of an Award, as applicable.
8.SECTION 409A
8.1It is intended that these Rules, and all payments and benefits to U.S. taxpayers hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the RSUs provided under the Plan or Shares or Lux Manco Securities (as applicable) issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under the Plan is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). However, in no event will the Company or Lux Manco reimburse an Award Holder, or be otherwise responsible for, any taxes or costs that may be imposed on an Award Holder as a result of Section 409A. For purposes of the Plan, “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

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2025 RSU Plan Rules (All Managers)
9.RELATIONSHIP WITH EMPLOYMENT CONTRACT
9.1The rights and obligations of any Award Holder under the terms of an office or employment with any Group Company shall not be affected by being an Award Holder.
9.2The value of any benefit realised under the Plan by Award Holders shall not be taken into account in determining any pension or similar entitlements.
9.3Award Holders shall have no rights to compensation or damages from any Group Company on account of any loss in respect of Awards or the Plan where this loss arises (or is claimed to arise), in whole or in part, from:
(a)termination of office or employment with; or
(b)notice to terminate office or employment given by or to,
any Group Company. This exclusion of liability shall apply however the termination of office or employment, or the giving of notice, is caused, and however compensation or damages are claimed.
9.4Award Holders shall have no rights to compensation or damages from any Group Company on account of any loss in respect of Awards or the Plan where this loss arises (or is claimed to arise), in whole or in part, from:
(a)any company ceasing to be a Group Company; or
(b)the transfer of any business from a Group Company to any person that is not a Group Company.
This exclusion of liability shall apply however the change of status of the relevant Group Company, or the transfer of the relevant business, is caused, and however compensation or damages are claimed.
9.5An Employee shall not have any right to receive Awards solely by virtue of his or her status as an Employee.
10.SHAREHOLDER RIGHTS
10.1An Award Holder shall have no shareholder rights (including voting, dividend or other shareholder rights) with respect to any Shares that are the subject of an Award unless such Shares have Vested, and such Shares have been validly issued and allotted or transferred to the Award Holder, subject to the terms of the Plan.
11.NOTICES
11.1Clause 10.3 (Notices) of the Management Shareholders’ Agreement shall apply to any notices or other communications required or permitted under the Plan as though set out here in full with each reference to “this Agreement” being to these Rules.
12.ADMINISTRATION AND AMENDMENT
12.1The Bidco Board may amend these Rules from time to time in its absolute discretion:
(a)to make any amendment to the Plan and/or the terms of any Award which is minor and/or technical in nature and/or is made to enable matters already contemplated in the Plan and/or any Award to occur;
(b)in such manner and to such extent as the Bidco Board determines is appropriate to ensure that these Rules, the Plan and any Awards granted under the Plan from time to time comply with applicable law(s); or

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2025 RSU Plan Rules (All Managers)
(c)to make any other amendments as it sees fit, provided that it may not make any amendment under this Rule 12.1(c) that (i) applies to Awards granted before the amendment was made or (ii) materially adversely affects the interests of Award Holders, without the prior written consent of the affected Award Holders.
12.2The Bidco Board shall determine any question of interpretation and settle any dispute arising under these Rules or the Plan, including determining whether anything is material. In these matters, the Bidco Board’s decision shall be final.
12.3In making any decision or determination, or exercising any discretion under these Rules, the Company Board shall act fairly and reasonably and in good faith.
12.4The Company shall not be obliged to provide Award Holders with copies of any materials sent to the holders of Shares or with respect to any Group Company.
13.THIRD PARTY RIGHTS
13.1A person who is not a party to an Award shall not have any rights under or in connection with such Award as a result of the Contracts (Rights of Third Parties) Act 1999 except where such rights arise under these Rules for any Group Company that is not a party to the Award.
13.2The rights of the parties to an Award to surrender, terminate or rescind it, or agree any variation, waiver or settlement of it, are not subject to the consent of any person that is not a party to the Award as a result of the Contracts (Rights of Third Parties) Act 1999.
14.DATA PROTECTION
14.1For the purpose of operating the Plan, the Company will collect and process information relating to Award Holders in accordance with such privacy notice that complies with local law and as notified to Award Holders from time to time.
15.APPLICABLE LAW; DISPUTE RESOLUTION
15.1The provisions of clause 10.4 (Applicable Law; Dispute Resolution) of the Management Shareholders’ Agreement shall apply to these Rules as though set out here in full with each reference to “this Agreement” being to these Rules.

Wella WINS
2025 RSU Plan Rules (All Managers)
APPENDIX
(1)CHINA
The following provisions apply to you if you are subject to exchange control restrictions imposed by the State Administration of Foreign Exchange (“SAFE”) of the People’s Republic of China (“China”), as determined by the Company in its sole discretion.
Exchange of IPO Shares
Subject to the Company's discretion under Rule 5.1, in the event of an IPO, the China Award Holder may request to forfeit his/her cash payment under Rule 5.1(b) in exchange for an equivalent amount of Shares under Rule 5.1(a). In such event the vesting of the Award shall be postponed to 10 Business Days after the Company’s completion of a registration of the Plan with SAFE or its local counterpart ("SAFE Vesting Condition").
To the extent the Company, in its sole discretion, believes that the meeting the SAFE Vesting Condition is not reasonably practicable, or the settlement of the Award pursuant to Rule 5.1(a) is not in compliance with any laws or regulations in China, the Company may at any time prior to the satisfaction of the SAFE Vesting Condition elect to waive the SAFE Vesting Condition and settle the award through cash payment pursuant to Rule 5.1(b).
Forced Sale of Shares
The Company has discretion to arrange for the sale of the Shares issued upon settlement of the RSUs, either immediately upon settlement or at any time thereafter. In any event, if the Award Holder's employment is terminated, the Award Holder will be required to sell all Shares acquired upon settlement of the RSUs within three (3) months following termination as required by the Company in accordance with SAFE requirements.
Any Shares remaining in the Award Holder’s brokerage account at the end of this period shall be sold by the broker (on the Award Holder’s behalf and the Award Holder hereby authorises such sale). The Award Holder agrees to sign any additional agreements, forms and/or consents that reasonably may be requested by the Company (or the Company’s designated broker) to effectuate the sale of Shares (including, without limitation, as to the transfer of the sale proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters.
The Award Holder acknowledges that neither the Company nor the designated broker is under any obligation to arrange for the sale of Shares at any particular price (it being understood that the sale will occur in the market) and that broker’s fees and similar expenses may be incurred in any such sale. In any event, when the Shares are sold, the sale proceeds, less any withholding of tax liability, broker’s fees or commissions, and any similar expenses of the sale will be remitted to the Award Holder in accordance with applicable exchange control laws and regulations.
Shares Must Remain With Company’s Designated Institution
The Award Holder agrees to hold any Shares received upon settlement of the RSUs with the Company’s designated broker or trustee until the Shares are sold. The limitation shall apply to all Shares issued to the Award Holder under the Plan, whether or not the Award Holder remains in service.
Exchange Control Obligations
The Award Holder understands and agrees that the Award Holder will be required to immediately repatriate to China the proceeds from the sale of any Shares acquired under the Plan and any cash dividends paid on such Shares.
The Award Holder further understands that such repatriation of proceeds may need to be effected through a special bank account established by the Company (or one of its subsidiaries), and the Award Holder hereby consents and agrees that any sale proceeds and cash dividends may be transferred to such special account by the Company (or one of its subsidiaries) on the Award Holder’s behalf prior to being delivered to the Award Holder and that no interest shall be paid with respect to funds held in such account.

Wella WINS
2025 RSU Plan Rules (All Managers)
The Award Holder agrees that any proceeds under the Award may be paid to the Award Holder in Euro or any other currency at the Company’s discretion. If the proceeds are paid to the Award Holder in Euro, the Award Holder understands that a Euro bank account in China must be established and maintained so that the proceeds may be deposited into such account. If the proceeds are paid to the Award Holder in any other currency, the Award Holder acknowledges that the Company (or any of its affiliates) are under no obligation to secure any particular exchange conversion rate and that the Company (or any of its affiliates) may face delays in converting the proceeds to any other currency due to exchange control restrictions. The Award Holder agrees to bear any currency fluctuation risk between the time the Shares are sold and the net proceeds are converted into any other currency and distributed to the Award Holder. The Award Holder further agrees to comply with any other requirements that may be imposed by the Company (or any of its affiliates) in the future in order to facilitate compliance with exchange control requirements in China.
* * *

Wella WINS
2025 RSU Plan Rules (All Managers)
SCHEDULE 1
FORM OF AWARD CERTIFICATE (DIRECT MANAGERS, INCLUDING CHINA
MANAGERS)
Award Certificate

This agreement is dated
PARTIES
This agreement is made by:
RAINBOW CAPITAL GROUP LIMITED, a private limited company incorporated under the laws of Jersey (the Company), having its registered office at 2nd Floor, Sir Walter Raleigh House, 48-50 Esplanade, St. Helier, Jersey JE2 3QB and with registered company number 131574; and
[INSERT NAME OF EMPLOYEE] of [insert residential address of employee] (the Award Holder).
BACKGROUND
A.The Company adopted the 2025 RSU Management Equity Incentive Plan of the Wella Group for All Managers on [ó] 2025, as amended and/or restated from time to time (the Plan).
B.The Company wishes to grant an RSU under the Plan (the Award) to the Award Holder, on the terms specified in this agreement (the Award Certificate). Terms in this Award Certificate such as you and your refer to and address the Award Holder.
AGREED TERMS
1.INTERPRETATION
1.1The rules of the Plan (the Rules) are incorporated by reference into this Award Certificate. A term defined in the Rules shall have the same meaning in this Award Certificate, unless a contrary indication appears.
1.2A copy of the Rules has been provided to you and further copies may be obtained on request from the Company.
2.GRANT OF AWARD
2.1The Company hereby grants you an RSU in relation to [insert number] class [3]1[4]2 ordinary shares in the capital of the Company (the Award Shares).
2.2The Grant Date of this Award shall be [ó].
3.VESTING OF AWARD
3.1Each RSU under this Award shall Vest on the relevant Vesting Date in accordance with the provisions of Rule 4 (Vesting).
3.2Your attention is drawn in particular to Rule 6 (Lapse of Awards).
3.3You may not transfer this Award or make this Award subject to a charge or any other security interest. For example, you cannot use this Award as security for a loan. This Award will lapse if you attempt to do so.
1 Use this option for Senior Managers.
2 Use this option for Tier II Managers.

Wella WINS
2025 RSU Plan Rules (All Managers)
4.[OTHER CONDITIONS
4.1[•]]3
5.TAX MATTERS
5.1By accepting this Award, you irrevocably agree to adhere, perform and comply with the obligations under clause 9.1 (Certain Tax Matters) of the Management Shareholders’ Agreement, and where relevant, perform the obligations under clause 9.1(e) (Tax elections) on or before the Vesting Date.
6.RESTRICTIONS ON SHARES
6.1[There are no Relevant Restrictions on the Award Shares.][The following Relevant Restrictions apply on the Award Shares: [insert]]
7.GENERAL TERMS
7.1Upon receipt of any Award Shares, you are responsible for all proper tax declarations and payment of applicable taxes (including, without limitation, income tax, wage tax and capital gains tax) and social security contributions payable in connection with your receipt of the Award Shares.
7.2You hereby acknowledge that the information contained in this Award Certificate is for administration purposes only. Any information concerning you shall be transmitted solely to those individuals or legal entities expressly authorised to have knowledge of it and to process it in connection with the administration of the Plan. Moreover, you acknowledge that the Company and/or Group Company is entitled to transmit such information abroad if this is necessary in connection with the administration of the Plan. You may request to have access to and, if necessary, correct any personal data. You acknowledge that your provision of the information in this Award Certificate is necessary to enable you to participate in the Plan.
7.3Nothing in this Award Certificate or in the Rules shall confer upon you any right to continue in service for any period of specific duration with the Group, or interfere with or otherwise restrict in any way your rights or the rights of the Company or a Group Company (as applicable) to terminate your employment pursuant to your employment contract with the relevant Group Company or director or officer appointment letter (as applicable), which rights are hereby expressly reserved by each.
7.4The grant of the Award is approved by the Company Board and shall not be held or construed to confer upon you any right to the continued grant of Awards under the Plan. The grant of the Award and any previous or subsequent Awards under the Plan shall constitute a voluntary contribution, even where repeatedly made. In this regard, the Company expressly reserves the right to discontinue such grant of Awards at any time without notice.
7.5The provisions of Clause 10.4 of the Management Shareholders’ Agreement shall apply to this agreement as though set out here in full with each reference to “this Agreement” being to this agreement.
3 Delete entirely if no other conditions are applicable.

This document has been executed as a agreement and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED for and on behalf of Rainbow Capital Group Limited

Name:
Title: Director
[Signature page – RSU award certificate (direct)]

EXECUTED by [INSERT NAME OF EMPLOYEE]

[Signature page – RSU award certificate (direct)]

Wella WINS
2025 RSU Plan Rules (All Managers)
SCHEDULE 2
FORM OF AWARD CERTIFICATE (INDIRECT MANAGERS)
Award Certificate

This agreement is dated
PARTIES
This agreement is made by:
[WELLA LUX MANCO S.C.SP, a special limited partnership (société en commandite speciale) organised under the laws of the Grand Duchy of Luxembourg (the Partnership), registered with the Luxembourg Trade and Companies Register (Registre de commerce et des société, Luxembourg) under number B253279, having its registered office at 2 rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg and acting through its general partner, Wella Lux Manco GP S.à r.l, a Luxembourg private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 2 rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Trade and Companies Register (Registre de commerce et des sociétés, Luxembourg) under number B253265]4 [WELLA LUX MANCO 2 S.C.SP, a special limited partnership (société en commandite speciale) organised under the laws of the Grand Duchy of Luxembourg (the Partnership), registered with the Luxembourg Trade and Companies Register (Registre de commerce et des société, Luxembourg) under number B268561, having its registered office at 2 rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg and acting through its general partner, Wella Lux Manco GP S.à r.l, a Luxembourg private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 2 rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Trade and Companies Register (Registre de commerce et des sociétés, Luxembourg) under number B253265]5; and
[INSERT NAME OF EMPLOYEE] of [insert residential address of employee] (the Award Holder).
BACKGROUND
A.The Partnership adopted the 2025 RSU Management Equity Incentive Plan of the Wella Group for All Managers on [ó] 2025, as amended and/or restated from time to time (the Plan).
B.The Partnership wishes to grant an RSU under the Plan (the Award) to the Award Holder, on the terms specified in this agreement (the Award Certificate). Terms in this Award Certificate such as you and your refer to and address the Award Holder.
AGREED TERMS
1.INTERPRETATION
1.1The rules of the Plan (the Rules) are incorporated by reference into this Award Certificate. A term defined in the Rules shall have the same meaning in this Award Certificate, unless a contrary indication appears.
1.2A copy of the Rules has been provided to you and further copies may be obtained on request from the Partnership.

4 Use this option for Swiss, German or Italian managers who are not also US tax residents.
5 Use this option for managers who are US tax residents.

Wella WINS
2025 RSU Plan Rules (All Managers)
2.GRANT OF AWARD
2.1The Partnership hereby grants you an RSU in relation to [insert number] class [3]6[4]7 ordinary limited partnership units in the capital of the Partnership, having each a nominal value of EUR 0.01 (the Award Units) and the rights and obligations set out in the Lux Manco LPA.
2.2The Grant Date of this Award shall be [ó].
3.VESTING OF AWARD
3.1Each RSU under this Award shall Vest on the relevant Vesting Date in accordance with the provisions of Rule 4 (Vesting).
3.2Your attention is drawn in particular to Rule 6 (Lapse of Awards).
3.3You may not transfer this Award or make this Award subject to a charge or any other security interest. For example, you cannot use this Award as security for a loan. This Award will lapse if you attempt to do so.
4.[OTHER CONDITIONS
4.1[•]]8
5.TAX MATTERS
5.1By accepting this Award, you irrevocably agree to adhere, perform and comply with the obligations under clause 9.1 (Certain Tax Matters) of the Management Shareholders’ Agreement, and where relevant, perform the obligations under clause 9.1(e) (Tax elections) on or before the Vesting Date.
6.RESTRICTIONS ON SHARES
6.1[There are no Relevant Restrictions on the Award Units.][The following Relevant Restrictions apply on the Award Units: [insert]]
7.GENERAL TERMS
7.1Upon receipt of any Award Units, you are responsible for all proper tax declarations and payment of applicable taxes (including, without limitation, income tax, wage tax and capital gains tax) and social security contributions payable in connection with your receipt of the Award Units.
7.2You hereby acknowledge that the information contained in this Award Certificate is for administration purposes only. Any information concerning you shall be transmitted solely to those individuals or legal entities expressly authorised to have knowledge of it and to process it in connection with the administration of the Plan. Moreover, you acknowledge that the Partnership and/or Group Company is entitled to transmit such information abroad if this is necessary in connection with the administration of the Plan. You may request to have access to and, if necessary, correct any personal data. You acknowledge that your provision of the information in this Award Certificate is necessary to enable you to participate in the Plan.
7.3Nothing in this Award Certificate or in the Rules shall confer upon you any right to continue in service for any period of specific duration with the Group, or interfere with or otherwise restrict in any way your rights or the rights of the Partnership or a Group Company (as applicable) to terminate your employment pursuant

6 Use this option for Senior Managers.
7 Use this option for Tier II Managers.
8 Delete entirely if no other conditions are applicable.

Wella WINS
2025 RSU Plan Rules (All Managers)
to your employment contract with the relevant Group Company or director or officer appointment letter (as applicable), which rights are hereby expressly reserved by each.
7.4The grant of the Award is approved by the board of managers of Wella Lux Manco GP S.à r.l. in its capacity as general partner of the Partnership and shall not be held or construed to confer upon you any right to the continued grant of Awards under the Plan. The grant of the Award and any previous or subsequent Awards under the Plan shall constitute a voluntary contribution, even where repeatedly made. In this regard, the Partnership expressly reserves the right to discontinue such grant of Awards at any time without notice.
7.5The provisions of Clause 10.4 of the Management Shareholders’ Agreement shall apply to this agreement as though set out here in full with each reference to “this Agreement” being to this agreement.

This document has been executed and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED by [Wella Lux Manco S.C.Sp/Wella Lux Manco 2 S.C.Sp], represented by its general partner, Wella Lux Manco GP S.à9
r.l by

Name:
Title: manager and authorised signatory

9 Change as appropriate.
[Signature page – RSU award certificate (indirect)]

EXECUTED by [INSERT NAME OF EMPLOYEE]
[Signature page – RSU award certificate (indirect)]